BELIZE

THE INTERNATIONAL BUSINESS COMPANIES ACT 1990

MEMORANDUM OF ASSOCIATION
AND
ARTICLES OF ASSOCIATION
OF

Capital Award Inc.
IBC NO. 33,562
INCORPORATED THE
1st     DAY OF    March       , 2004

REGISTERED AGENT:

60 Market Square
PO Box 364
Belize City
Belize
Central America

Telephone: 501-227-7132/3/4/5
Fax: 501-227-7018
Telex: 158 BZE BANK BZ

BELIZE

THE INTERNATIONAL BUSINESS COMPANIES ACT 1990

MEMORANDUM OF ASSOCIATION

AND

ARTICLES OF ASSOCIATION

OF

Capital Award Inc.
IBC NO. 33,562
INCORPORATED THE
1st     DAY OF    March       , 2004

REGISTERED AGENT:

The Belize Bank Limited
60 Market Square
PO Box 364
Belize City
Belize
Central America

Telephone: 501 22 77132/3/4/5
Fax: 501 22 77018
Telex: 158 BZE BANK BZ

THE INTERNATIONAL BUSINESS
COMPANIES ACT 1990

INDEX

MEMORANDUM OF ASSOCIATION

CLAUSE

1	NAME	1
2	REGISTERED OFFICE	1
3	REGISTERED AGENT	1
4	GENERAL OBJECTS AND POWERS	1
5	EXCLUSIONS	5
6	SHARE CAPITAL	5
7	AMENDMENTS	7

ARTICLES OF ASSOCIATION

ARTICLE

1	PRELIMINARY	8
2	OFFICES	9
3	REGISTERED SHARES	9
4	BEARER SHARES	9
5	SHARE - ISSUE, TRANSFER AND TRANSMISSION	12
6	MEETINGS OF MEMBERS	13
7	VOTING AND PROXIES	16
8	DIRECTORS	17
9	POWERS OF DIRECTORS	18
10	PROCEEDINGS OF DIRECTORS	18
11	OFFICERS	20
12	SEAL	20
13	DIVIDENDS	21
14	AUDIT	22
15	NOTICES	22
16	AMENDMENTS	24

BELIZE

THE INTERNATIONAL BUSINESS COMPANIES ACT 1990

MEMORANDUM OF ASSOCIATION

OF

Capital Award Inc.

1.	NAME

The name of the Company is Capital Award Inc.

2.	REGISTERED OFFICE

The Registered Office of the Company is 60 Market Square, PO Box 364, Belize City or such other place within Belize as the Company may from time to time by a resolution of the members determine.

3.	REGISTERED AGENT

The Registered Agent of the Company is The Belize Bank Limited of 60 Market Square, PO Box 364, Belize City or such other person qualified under the International Business Companies Act 1990 (including any Statutory modification or re-enactment thereof for the time being in force) (the "Act") as the Company may from time to time by a resolution of the members determine.

4.	GENERAL OBJECTS AND POWERS

The objects of the Company are to engage in any act or activity that is not prohibited under any law for the time being in force in Belize including, but not limited to, the following:

4.1
to carry on the business of an investment company and for that purpose to acquire and hold either in the name of the Company or in that of any nominee shares, stocks, debentures, debenture stock, scrip, bonds, notes, obligations, investments and securities and warrants or options in respect of any shares, stocks, debentures, debenture stock, scrip, bonds, notes, obligations, investments or securities;

4.2
to acquire such shares, stocks, debentures, debenture stocks, scrip, bonds, notes, obligations, investments or securities or warrants or options therein by original subscription, contract, tender, purchase, exchange, underwriting, participation in syndicates or otherwise, and whether or not fully paid up, and to subscribe for the same subject to such terms and conditions (if any) as may be thought fit;

4.3
to exercise and enforce all rights and powers conferred by or incident to the ownership of any such shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof and to provide managerial and other executive supervisory and consultancy services for or in relation to any company in which the Company is interested upon such terms as may be thought fit;

4.4
to acquire and hold either in the name of the Company or in that of any nominee and whether as principal or broker or agent any currency in any form in any part of the world and any commodity and to enter into any contract of purchase, sale or option to purchase or sell in respect of any such currency or commodity;

4.5
to offer for public subscription any shares or stocks in the capital of or debentures or debenture stock or other securities of or otherwise to establish or promote or concur in establishing or promoting, any company, societe anonyme, association, undertaking or public or private body;

4.6
to carry on business as capitalists, financiers, concessionaires and merchants and to undertake and carry on and execute any other business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of, or render profitable, any of the Company’s property or rights;

4.7
to carry on the business of a property investment and holding company and for that purpose to purchase, take on lease, or in exchange, or otherwise acquire, hold, undertake or direct the management of work, develop the resources of, and turn to account any estates, lands, buildings, tenements, and other real property and property of every description, whether of freehold, leasehold, or other tenure, and wheresoever situate, and any interests therein, rights and powers conferred by, or incident to, the ownership of any such property;

4.8
to sell, lease, let, mortgage, or otherwise dispose of, grant rights over or otherwise provide any such property of the Company without seeking rental or consideration for such disposal or provision, or otherwise upon such terms as the Company shall determine;

4.9
to acquire and assume for any estate or interest and to take options over, construct, develop or exploit any property, real or personal or movable or immovable and rights of any kind and the whole or any part of the undertaking assets and liabilities of any person and to act and carry on business as a holding company;

4.10	to acquire, trade and deal with, or hold stocks, shares, bonds, debentures, scrip, investments and securities of all kinds issued in any country in any part of the world;

4.11
to raise and borrow money by the issue of shares, stock, debentures, bonds, obligations, deposit notes and otherwise howsoever and to underwrite any such issue and without limiting the generality of the foregoing to secure or discharge any debt or obligation of or binding on the Company in any manner and in particular by the issue of debentures (perpetual or otherwise) and to secure the repayment of any money borrowed raised or owing by mortgage, charge, or lien upon the whole or any part of the Company’s property or assets (whether present or future);

4.12
to deposit the monies of the Company with any company or person and to advance and lend money upon such terms as may be arranged and with or without security and to guarantee the performance of any contract or obligation and the payment of money of or by any person or company, and generally to give guarantees and indemnities including guarantees and indemnities in respect of the liabilities of persons whether or not associated with the Company and whether or not the Company receives any consideration therefor and to secure any such guarantee or indemnity by the grant of charges, mortgages or liens on the whole or any part of the Company’s property or assets present or future;

4.13
to apply for, purchase or by other means acquire and protect, prolong and renew any patents, patent rights, brevets d’invention, licences, trade marks, protections and concessions or other rights which may appear likely to be advantageous or useful to the Company;

4.14
to acquire and undertake, on any terms and subject to any conditions, the whole or any part of the business, property and liabilities of any person or company carrying on any business which the Company is authorised to carry on, or possessed of property suitable for the purposes of the Company;

4.15
to amalgamate with or enter into partnership or any joint purpose or profit-sharing arrangement with or to co-operate in any way with, or assist or subsidise any company, firm or person carrying on, or proposing to carry on, any business within the objects of the Company;

4.16
to purchase with a view to closing or reselling in whole or in part any business or properties which may seem or be deemed likely to injure by competition or otherwise any business or branch of business which the Company is authorised to carry on, and to close, abandon and give up any works or businesses at any time acquired by the Company;

4.17	to act as directors or managers or to appoint directors or managers of any subsidiary company or of any other company in which this Company is or may be interested;

4.18
to make, draw, accept, endorse, discount, negotiate, execute and issue and to buy, sell and deal in promissory notes, bills of exchange, cheques, bills of lading, shipping documents, dock and warehouse warrants and other instruments negotiable or transferable or otherwise;

4.19	to lend money with or without security and to subsidise, assist and guarantee the payment of money by or the performance of any contract, engagement or obligation by any persons or companies;

4.20
to constitute any trusts with a view to the issue of preferred or deferred or any other special stocks or securities based on or representing any shares, stocks, or other assets specifically appropriated for the purposes of any such trusts, and to settle and regulate and, if thought fit, to undertake and execute any such trusts and to issue, dispose of or hold any such preferred, deferred or other special stocks or securities;

4.21
to pay all preliminary expenses of the Company and any company promoted by the Company or any company in which this Company is or may contemplate being interested including in such preliminary expenses all or any part of the costs and expenses of owners of any business or property acquired by the Company;

4.22
to enter into any arrangements with any Government or authority, imperial, supreme, municipal, local or otherwise, or company that seems conducive to the Company’s objects or any of them and to obtain from any such Government, authority, or company any charters, contracts, decrees, rights, grants, loans, privileges or concessions which the Company may think it desirable to obtain and to carry out, exercise and comply with others;

4.23
to vest any real or personal property, rights or interest, acquired by or belonging to the Company in any person or company on behalf or for the benefit of the Company, with or without any declared trust in favour of the Company;

4.24	to undertake and perform sub-contracts and to act through or by means of agents, brokers, sub-contractors or others;

4.25
to remunerate any person or company rendering services to the Company, whether by cash payment or by the allotment to him or them of shares, stocks, debentures, bonds or other securities of the Company credited as paid up in full or in part or otherwise;

4.26	to procure the Company to be registered or recognised in any part of the world outside Belize;

4.27
to distribute among the members of the Company in kind any property of the Company (whether by way of dividend or otherwise) and in particular any shares, stocks, debentures, bonds or other securities belonging to or at the disposal of the Company;

4.28
to do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise and either alone or in conjunction with others, and either by or through agents, sub-contractors, trustees or otherwise;

4.29
to accept payment for any property or rights sold or otherwise disposed of or dealt with by the Company either in cash, by instalments or otherwise, or in fully or partly paid up shares of any company or corporation, with or without deferred or preferred rights in respect of dividend or repayment of capital or otherwise or in debentures or mortgage debentures or debenture stock, mortgages or other securities of any company or corporation, or partly in one mode and partly in another and to hold, dispose of or otherwise deal with any shares, stock or securities so acquired;

4.30
to have the power exercisable solely by resolution of the directors to vest the corpus or the income of any trust in itself and to do all such things as may be conducive to the attainment of such objects; and

4.31
to make such gifts of the Company’s property as all members of the Company in general meeting shall decide including, without limiting the generality thereof, the power to vest all or any part of the Company’s property, revocable or irrevocable, in the name of trustees for the benefit of such person or persons including the Company on such terms as all the members of the Company in general meeting shall decide.

The Company shall have all such powers as are permitted by law for the time being in force in Belize which are necessary or conducive to the conduct, promotion or attainment of the objects of the Company.

5.	EXCLUSIONS

The Company shall not carry on any business or engage in any activity contrary to Section 5 of the Act.

6.	SHARE CAPITAL

6.1	Shares in the Company shall be issued in the currency of The United States of America.

6.2	The authorised capital of the Company is fifty thousand dollars ($50,000) divided into fifty thousand (50,000) shares of one dollar ($1.00) par value.

6.3	The authorised share capital of the Company is made up of one class of share divided into fifty thousand (50,000) shares of one dollar ($1.00) par value with one (1) vote for each share.

6.4
The designations, powers, preferences, rights, qualifications, limitations and restrictions of each class and series of shares that the Company is authorised to issue, including, but not limited to, the allocation of different rights as to voting, dividends, redemption or distribution on liquidation, shall be fixed by resolution of the directors of the Company unless such designations, powers, preferences, rights, qualifications, limitations and restrictions are fixed by this Memorandum of Association or the Articles of Association of the Company.

6.5	Registered or Bearer Shares:

6.5.1
the Company may issue all or part of its authorised shares either as registered shares or as shares issued to bearer and the directors of the Company shall be empowered to determine by resolution of the directors which of such authorised shares shall be issued as registered shares and which as shares issued to bearer unless such determination is fixed by this Memorandum of Association or the Articles of Association of the Company;

6.5.2	shares issued as registered shares may be exchanged for shares issued to bearer; shares issued to bearer may be exchanged for registered shares;

6.5.3
notice to the holders of shares issued to bearer shall be sent by prepaid registered post addressed to the addressee to which the original bearer share certificates were despatched and/or in the manner set out in the Articles of Association of the Company and compliance with the foregoing shall constitute proper service of any notice upon the bearer of such shares.

6.6	Registered shares in the Company may be transferred, subject to compliance with the requirements of the Act and of this Memorandum of Association and the Articles of Association of the Company.

7.	AMENDMENTS

The Company may amend this Memorandum of Association by a resolution of its members.

For the purpose of incorporating an International Business Company under the laws of Belize the person whose name and address appears below as the Subscriber hereby subscribes its name to this Memorandum of Association in the presence of the undersigned witness:

SIGNATURE OF WITNESS		SIGNATURE OF SUBSCRIBER

	/s/ Phillis Mendez		/s/ [ILLEGIBLE]
Name:	Phillis Mendez	Name:	Belize Registration Services Limited
Address:	60 Market Square	Address:	60 Market Square
	P.O. Box 364		P.O. Box 1764
	Belize City, Belize		Belize City, Belize

Date:	March 1, 2004	Date:	March 1, 2004

BELIZE

THE INTERNATIONAL BUSINESS
COMPANIES ACT 1990

ARTICLES OF ASSOCIATION
OF

Capital Award Inc.

1.   PRELIMINARY

In these Articles, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof:

Words	Meanings

the Memorandum	the Memorandum of Association of the Company as originally framed or as from time to time amended;

the Act	the International Business Companies Act, 1990 including any statutory modification or re-enactment thereof for the time being in force;

the Seal	the Common Seal of the Company, any Overseas Seal or any Securities Seal authorised in accordance with Article 12;

Articles	these Articles of Association as originally framed or as from time to time amended.

"Written" or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of representing or reproducing words in a visible form, including telex, telegram, cable or other form of writing produced by electronic communication.

Save as aforesaid, words or expressions contained in these Articles shall bear the same meanings as in the Act but excluding any statutory modification thereof not in force when these Articles become binding on the Company.

Words importing the singular number shall include the plural number and vice versa; words importing the masculine gender shall include the feminine and neuter genders respectively; words importing persons shall include bodies corporate and unincorporated associations of persons.

A reference to money in these Articles is a reference to the currency of the United States of America unless otherwise stated.

2. OFFICES

The Company shall at all times have a registered office in Belize. The Company may have an office or offices at such other place or places within or outside Belize as the directors may from time to time by resolution of the directors appoint or the business of the Company may require.

3. REGISTERED SHARES

SECTION 1

The Company shall issue to every member holding registered shares in the Company a certificate signed by a director or officer of the Company and under the Seal specifying the share or shares held by him.

SECTION 2

Any member receiving a share certificate for registered shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of the wrongful or fraudulent use made by any person by virtue of the possession thereof. If a share certificate for registered shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a resolution of the directors.

SECTION 3

If several persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any dividend payable in respect of such shares.

4. BEARER SHARES

SECTION 1

Subject to a request for the issue of bearer shares and to the payment of the appropriate consideration for the shares to be issued, the Company may, to the extent authorised by the Memorandum, issue bearer shares to, and at the expense of, such person as shall be specified in the request. The Company may also, upon receiving a request in writing accompanied by the share certificate for the shares in question, exchange registered shares for bearer shares or may exchange bearer shares for registered shares. Such request served on the Company by the holder of bearer shares shall specify the name and address of the person to be registered and unless the request is delivered in person by the bearer shall be authenticated as hereinafter provided. Such request served on the Company by the holder of bearer shares shall also be accompanied by any coupons or talons which at the date of such delivery have not become due for ’payment of dividends or any other distribution by the Company to the holders of such shares. Following such exchange the share certificate relating to the exchanged shares shall be delivered as directed by the member requesting the exchange.

SECTION 2

Bearer share certificates shall be under the Seal and shall state that the bearer is entitled to the shares therein specified, and may provide by coupons, talons, or otherwise for the payment of dividends or other monies on the shares included therein.

SECTION 3

Subject to the provisions of the Act, the Memorandum and of these Articles the bearer of a bearer share certificate shall be deemed to be a member of the Company and shall be entitled to the same rights and privileges as he would have had if his name had been included in the share register of the Company as the holder of the shares.

SECTION 4

Subject to any specific provisions in these Articles, in order to exercise his rights as a member of the Company, the bearer of a bearer share certificate shall produce the bearer share certificate as evidence of his membership of the Company. Without prejudice to the generality of the foregoing, the following rights may be exercised in the following manner:

(a)	for the purpose of exercising his voting rights at a meeting, the bearer of a bearer share certificate shall produce such certificate to the chairman of the meeting;

(b)
for the purpose of exercising his vote on a resolution in writing, the bearer of a bearer share certificate shall cause his signature to any such resolution to be authenticated as hereinafter provided;

(c)
for me purpose of requisitioning a meeting of members, the bearer of a bearer share certificate shall address his requisition to the directors and his signature thereon shall be duly authenticated as hereinafter provided; and

(d)
for the purpose of receiving dividends, the bearer of a bearer share certificate shall present at such places as may be designated by the directors any coupons or talons issued for such purpose, or shall present the bearer share certificate to any paying agent authorised to pay dividends.

SECTION 5

The signature of a bearer of a bearer share certificate shall be deemed to be duly authenticated if the bearer of the bearer share certificate shall produce such certificate to a notary public or a bank manager or a director or officer of the Company (herein referred to as an "authorised person") and if the authorised person shall endorse the document bearing such signature with a statement:

(a)	identifying the bearer share certificate produced to him by number and date and specifying the number of shares and the class of shares (if appropriate) comprised therein;

(b)
confirming that the signature of the bearer of the bearer share certificate was subscribed in his presence and that if the bearer is representing a body corporate he has so acknowledged and has produced satisfactory evidence thereof; and

(c)
specifying the capacity in which he is qualified as an authorised person and, if a notary public, affixing his seal thereto or, if a bank manager, attaching an identifying stamp of the bank of which he is a manager.

SECTION 6

Notwithstanding any other provisions of these Articles, at any time, the bearer of a bearer share certificate may deliver the certificate for such shares into the custody of the Company at its registered office, whereupon the Company shall issue a receipt therefor under the Seal signed by a director or officer identifying by name and address the person delivering such certificate and specifying the date and number of the bearer share certificate so deposited and the number of shares comprised therein. Any such receipt may be used by the person named therein for the purpose of exercising the rights vested in the shares represented by the bearer share certificate so deposited including the right to appoint a proxy. Any bearer share certificate so deposited shall be returned to the person named in the receipt or his personal representative (if such person be dead) and thereupon the receipt issued therefor shall be of no further effect whatsoever and shall be returned to the Company for cancellation or, if it has been lost or mislaid, such indemnity as may be required by resolution of the directors shall be given to the Company.

SECTION 7

The bearer of a bearer share certificate shall for all purposes be deemed to be the owner of the shares comprised in such certificate and in no circumstances shall the Company or the chairman of any meeting of members or the Company’s registrars or any director or officer of the Company or any authorised person be obliged to enquire into the circumstances whereby a bearer share certificate came into the hands of the bearer thereof, or to question the validity or authenticity of any action taken by the bearer of a bearer share certificate whose signature has been authenticated as provided in Section 5 above.

SECTION 8

If the bearer of a bearer share certificate shall be a company, then all the rights exercisable by virtue of such shareholding may be exercised by an individual duly authorised to represent the company but unless such individual shall acknowledge that he is representing a company and shall produce upon request satisfactory evidence that he is duly authorised to represent the company, the individual shall for all purposes hereof be regarded as the holder of the shares in any bearer share certificate held by him.

SECTION 9

The directors may provide for payment of dividends to the holders of bearer shares by coupons or talons and in such event the coupons or talons shall be in such form and payable at such time and in such place or places as the directors shall resolve. The Company shall be entitled to recognise the absolute right of the bearer of any coupon or talon issued as aforesaid to payment of the dividend to which it relates and delivery of the coupon or talon to the Company or its agents shall constitute in all respects a good and final discharge of the Company in respect of such dividend.

SECTION 10

If any bearer share certificate, coupon or talon be worn out or defaced, the directors may, upon the surrender thereof for cancellation, issue a new one in its stead, and if any bearer share certificate, coupon or talon be lost or destroyed, the directors may upon the loss or destruction being established to their satisfaction, and upon such indemnity being given to the Company as it shall by resolution of the directors determine, issue a new bearer share certificate in its stead, and in either case on payment of such sum as the Company may from time to time by resolution of the directors require. In case of loss or destruction the person to whom such new bearer share certificate, coupon or talon is issued shall also bear and pay to the Company all expenses incidental to the investigation by the Company of the evidence of such loss or destruction and to such indemnity.

5.  SHARES - ISSUE, TRANSFER AND TRANSMISSION

SECTION 1

Subject to the provisions of the Act, the Memorandum, these Articles and any resolution of the members of the Company any unissued shares of the Company shall be at the disposal of the directors who may, without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of the shares to such persons, at such times and upon such terms and conditions as the directors may determine.

SECTION 2

The Company shall issue certificates in respect of its shares, whether registered shares or bearer shares. No notice of a trust, whether expressed, implied or constructive, shall be entered in the share register of the Company.

SECTION 3

The directors may refuse to register any transfer of shares in favour of more than four persons jointly.

SECTION 4

The registration of transfers of shares may be suspended and the share register closed at such times and for such periods as the Company may from time to time by resolution of the directors determine provided always that such registration shall not be suspended and the share register closed for more than 60 days in any period of 12 months.

SECTION 5

The executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognised by the Company as having any title to his shares but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the Act and in Section 6 below.

SECTION 6

Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

SECTION 7

The directors may make such rules and regulations as are in accordance with the Act, the Memorandum and these Articles and as they may deem expedient concerning the issuance and transfer of certificates representing shares of the Company and may appoint transfer agents or registrars, or both, and may require all share certificates to bear the signature of either or both of the foregoing. Nothing herein shall be construed to prohibit the Company from acting as its own transfer agent at any of its offices.

6. MEETINGS OF MEMBERS

SECTION 1

The Company may hold once in every calendar year an annual meeting at such time and place as may be designated in the notice of meeting.

SECTION 2

All meetings of members other than annual meetings shall be called special meetings. The directors may call special meetings and, on the requisition of members pursuant to the provisions of the Act, shall forthwith proceed to call a special meeting for a date not later than eight weeks after receipt of the requisition.

SECTION 3

Meetings of the members shall be held at such place either within or without Belize as may be fixed from time to time by the directors or if no such place has been fixed, such place as shall be stated in the notice of any such meeting.

SECTION 4

Written notice of the time, place and, as far as practicable, purposes of each meeting of the members shall be given by any director or by the Secretary and shall be served in the manner required by Article 15 Section 1 to each member entitled to vote at such meeting.

SECTION 5

Each meeting of the members shall be presided over by the Chairman of the board of directors (if any) or, in his absence, by such person as may be designated from time to time by the board of directors or, in the absence of such person or if there shall be no such designation, by a chairman to be chosen at the meeting. The Secretary shall act as secretary of each meeting of the members or, if he shall not be present, such person as may be designated by the board of directors shall act as such secretary or, in the absence of such person or if there shall be no such designation, a secretary shall be chosen at the meeting.

SECTION 6

Without prejudice to Section 17 below, at all meetings of the members two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by the Act, by the Memorandum or by these Articles.

SECTION 7

No business shall be transacted at any meeting of the members unless a quorum is present. If such quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting shall stand adjourned from time to time until a quorum shall attend or to such time and place as the directors may determine.

SECTION 8

The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen days or more notice shall be given of the adjourned meeting in accordance with Section 4 above. Otherwise it shall not be necessary to give such notice.

SECTION 9

A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any meeting of the members and at any separate meeting of the holders of any class of shares in the Company.

SECTION 10

A resolution put to the vote of the meeting of the members shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded. Subject to the provisions of the Act or the Memorandum, a poll may be demanded -

(1)	by the chairman of the meeting; or

(2)	by at least two members having the right to vote at the meeting; or

(3)	by a member or members representing not less than 10 per cent, of the total voting rights of all the members having the right to vote at the meeting;

and a demand by a person as proxy for a member shall be the same as a demand by the member.

SECTION 11

Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

SECTION 12

The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

SECTION 13

A poll shall be taken as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

SECTION 14

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a casting vote in addition to any other vote he may have.

SECTION 15

A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman directs not being more than thirty days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

SECTION 16

No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven days’ notice shall be given specifying the time and place at which the poll is to be taken.

SECTION 17

If the Company shall have only one member then, provided that such member represents, in person or by proxy, a majority of the shares of the Company issued and outstanding, that member shall have full power to represent and act on behalf of the members of the Company and the provisions herein contained for meetings of the members shall not apply. A member as aforesaid shall record in writing by signing a note or memorandum all matters requiring a resolution of members of the Company and such act shall be deemed a resolution that has been carried unanimously by the members of the Company having the right to vote upon the matter in question. Such a note or memorandum shall be in lieu of minutes of a meeting and shall constitute sufficient evidence of such resolution for all purposes.

7. VOTING AND PROXIES

SECTION 1

At each meeting of the members, if there shall be a quorum, a majority of the votes cast at such meeting by the holders of shares entitled to vote thereon, and present in person or by proxy, shall decide all matters brought before such meeting, except as otherwise provided by the Act, by the Memorandum or by these Articles.

SECTION 2

Subject to any rights or restrictions attached to any class of shares and to any provisions of the Act regarding joint ownership of shares, at any meeting of the Company each member present in person shall be entitled to one vote on any question to be decided on a show of hands and each member present in person or by proxy shall be entitled on a poll to one vote for each share held by him. A member shall be deemed to be present if he participates by telephone or other electronic means in the manner required by the Act in which event he shall be deemed to have raised or failed to raise his hand on a show of hands and to have voted either for, against or abstained on a poll as communicated by the participant by telephone or other electronic means, as appropriate, at the time of the vote in question. Any failure so to communicate by the participant shall be deemed to be a failure to raise his hand on a show of hands and an abstention on a poll on the vote in question.

SECTION 3

No objection shall be raised to the qualification of any vote except at the meeting at which the vote objected to is tendered. Any objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

SECTION 4

The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney, or, if such appointer is a company, either under the hand of any duly appointed director or officer of such company or under its common seal. The instrument appointing a proxy shall be in any usual or common form or any other form which the directors shall from time to time approve or accept. No person shall be appointed a proxy who is not a member.

SECTION 5

The provisions of Section 4 above are in addition to and not in derogation of any other statutory or other provision enabling a company (wherever incorporated) which is a member of this Company to authorise a person to act as its representative at a meeting of the members of the Company.

SECTION 6

An instrument either appointing a proxy or evidencing an authorisation made in the manner referred to in Section 4 above shall be left with the Secretary not less than 24 hours, or such shorter time as may be stated in the form of proxy circulated with the notice of the meeting, before the holding of the meeting or adjourned meeting, as the case may be, at which the person named in such instrument proposes to vote.

8. DIRECTORS

SECTION I

The first directors of the Company shall be elected by the subscribers to the Memorandum; and thereafter, new directors shall be elected by the members or by the existing directors for such term as the members or the directors, respectively, shall determine.

SECTION 2

The minimum number of directors shall be one and the maximum number shall be ten.

SECTION 3

Each director shall hold office for the term, if any, fixed by the resolution of the members or directors, as appropriate, or until his earlier death, resignation or removal.

SECTION 4

Any director may be removed from office, with or without cause, by a resolution of the members or a resolution of the directors.

9. POWERS OF DIRECTORS

SECTION 1

The business and affairs of the Company shall be managed by a board of directors which shall consist of one or more persons who may be individuals or companies. The directors may pay all expenses incurred preliminary to and in connection with the formation, incorporation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or by these Articles required to be exercised by the members or any other person, subject to any delegation of such powers as may be authorised by these Articles and to such requirements as may be prescribed by a resolution of members; but no requirement made by a resolution of members shall prevail if it be inconsistent with the Act, the Memorandum or these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

SECTION 2

Any director which is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the board of directors or with respect to written consents of the directors.

SECTION 3

The continuing directors may act notwithstanding any vacancy in their body.

SECTION 4

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by resolution of the directors.

10. PROCEEDINGS OF DIRECTORS

SECTION 1

The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside Belize as the directors may determine to be necessary or desirable.

SECTION 2

A director shall be given not less than 1 day’s notice of meetings of directors, but a meeting of directors held without 1 day’s notice having been given to all directors shall be valid if a majority of the directors entitled to vote at the meeting waive notice of the meeting; and for this purpose, the presence of a director at the meeting shall be deemed to constitute a waiver on his part.

SECTION 3

Without prejudice to Section 4 below, a meeting of directors is properly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one half of the total number of directors, unless there are only two directors in which case the quorum shall be two.

SECTION 4

If the Company shall have only one director the provisions herein contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the members of the Company and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors. Such a note or memorandum shall constitute a resolution of the directors and shall constitute sufficient evidence of such resolution for all purposes.

SECTION 5

At every meeting of the board of directors the Chairman of the board of directors shall preside as chairman of the meeting. If there is no Chairman of the board of directors or if the Chairman of the board of directors is not present at the meeting the vice-chairman of the board of directors shall preside. If there is no vice-chairman of the board of directors or if the vice-chairman of the board of directors is not present at the meeting the directors present shall choose someone of their number to be chairman of the meeting.

SECTION 6

The meetings and proceedings of any committee of directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

11. OFFICERS

SECTION 1

The Company may by resolution of the directors appoint officers of the Company at such times as shall be considered necessary or expedient. Such officers may consist of a Chairman of the board of directors, a vice-chairman of the board of directors, President and one or more vice-presidents, Secretary and Treasurer and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

SECTION 2

The emoluments of all the officers shall be fixed by resolution of the directors. Subject to the Act, the Memorandum and these Articles, the officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of the directors or resolution of the members, but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the board of directors to preside at meetings of directors and members, the vice-chairman to act in the absence of the Chairman, the President to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority but otherwise to perform such duties as may be delegated to them by the President, the Secretary to maintain the share register, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

SECTION 3

The officers of the Company shall hold office until their successors are duly elected and qualified, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of the directors. Any vacancy occurring in any office of the Company may be filled by resolution of the directors.

12. SEAL

SECTION 1

The directors shall provide for the safe custody of the Seal. The Seal when affixed to any written instrument shall be witnessed by a director or any other person so authorised from time to time by resolution of the directors. The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.

SECTION 2

The Company may have for use in any territory, district or place elsewhere than in Belize an official seal (the "Overseas Seal"), which seal shall be a facsimile of its common seal. A deed or other document to which the Overseas Seal is duly affixed shall bind the Company as if it had been sealed with the common seal of the Company.

SECTION 3

The Company may have for use for sealing securities issued by the Company and for sealing documents creating or evidencing securities so issued an official seal (the "Securities Seal") which is a facsimile of the common seal of the Company with the addition on its face of the word "Securities". Each certificate to which the Securities Seal shall be affixed need not bear any signature.

13. DIVIDENDS

SECTION 1

The Company may by a resolution of the directors declare and pay dividends in money, shares, or other property but dividends shall only be declared and paid out of surplus. In the event that dividends are paid in specie the directors shall have responsibility for establishing and recording in the resolution of directors authorising the dividends, a fair and proper value for the assets to be so distributed.

SECTION 2

The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the Company.

SECTION 3

The directors may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

SECTION 4

Notice of any dividend that may have been declared shall be given to each member in the manner mentioned in Article 15 Section 1 and all dividends unclaimed for three years after having been declared may be forfeited by resolution of the directors for the benefit of the Company.

SECTION 5

No dividend shall bear interest as against the Company.

14. AUDIT

SECTION 1

The Company may by resolution of the members call for any accounts of the Company to be examined by auditors.

SECTION 2

The first auditors shall be appointed by resolution of the directors; subsequent auditors shall be appointed by a resolution of the members.

SECTION 3

The auditors may be members of the Company but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

SECTION 4

The remuneration of the auditors of the Company:

(a)	in the case of auditors appointed by the directors, may be fixed by resolution of the directors;

(b)	subject to the foregoing, shall be fixed by resolution of the members or in such manner as the Company may by resolution of the members determine.

SECTION 5

Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

SECTION 6

The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of members of the Company at which the Company’s profit and loss accounts and balance sheet are to be presented.

15.  NOTICES

SECTION 1

Any notice, information or written statement to be given by the Company to members must be served, in the case of members holding registered shares, personally or sent by mail or by telegraph, cable, telex, facsimile transmission or similar communications equipment. If served other than in person, such notice shall be directed to each member at his address as it appears on the share register of the Company unless he shall have filed with the Secretary prior to such service a written request that notices intended for him be served at some other address, in which case it shall be directed to the address designated in such request. In the case of members holding shares issued to bearer, any such notice, information or written statement must be served in the manner required by the Memorandum and/or by publication in a newspaper in Belize, in such other newspapers (if any) as the directors consider to be appropriate and in a newspaper in the place where the Company has its principal office, if different.

SECTION 2

Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

SECTION 3

Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was mailed in such time as to admit to its being delivered in the normal course of delivery within the period prescribed for service and was correcdy addressed and the postage prepaid.

16. AMENDMENTS

These Articles may only be altered, repealed or replaced by resolution of the members of the Company.

For the purpose of incorporating an International Business Company under the laws of Belize the person whose name and address is set out below as the Subscriber hereby subscribes its name to these Articles of Association in the presence of the undersigned witness:

SIGNATURE OF WITNESS		SIGNATURE OF SUBSCRIBER

	/s/ Phillis Mendez		/s/ [ILLEGIBLE]
Name:	Phillis Mendez	Name:	Belize Registration Services Limited
Address:	60 Market Square	Address:	60 Market Square
	P.O. Box 364		P.O. Box 1764
	Belize City, Belize		Belize City, Belize

Date:	March 1, 2004	Date:	March 1, 2004